Exhibit (a)(v)

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO STOCK FUNDS, INC.


         INVESCO Stock Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: By unanimous consent effective as of February 3, 1999, the board of directors of the Company voted to increase the aggregate number of authorized shares of common stock of the Company by one billion (1,000,000,000) shares.

         Prior to this amendment, the aggregate number of shares which the Company had the authority to issue was one billion (1,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of ten million dollars ($10,000,000).

         SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

         THIRD: A description of the common stock so classified, including the powers, preferences, participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Company.

         FOURTH: The Company is registered as an open-end management investment company under the Investment Company of 1940.

         FIFTH: Article III, Section I of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                   ARTICLE III
                                 CAPITALIZATION

                  Section 1. The aggregate number of shares of stock of all series which the Company shall have the authority to issue is two billion (2,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000). Such stock may be issued as full shares or as fractional shares.

                  Unless otherwise prohibited by law, so long as the corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the corporation is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

         The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

         The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

         IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its President on the 21st day of May, 1999.

         These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                         INVESCO STOCK FUNDS, INC.



                                         By: /s/ Mark H. Williamson
                                            ----------------------------
                                                 Mark H. Williamson, President

[SEAL]

WITNESSED:


By:  /s/ Glen A. Payne
     -----------------------------
         Glen A. Payne, Secretary

                                  CERTIFICATION

         I, Cheryl K. Howlett, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

         Given my hand and official seal this 21st day of May, 1999.



                                  /s/ Cheryl K. Howlett
                                  ----------------------------
                                  Notary Public



         May Commission Expires: February 22, 2003
                                 -----------------